EXHIBIT 99.1

SHARPSPRING, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2013

JUNE 30, 2014 AND 2013

SHARPSPRING, LLC

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F – 2
Independent Accountants' Review Report	F – 3
Balance Sheets	F – 4
Statements of Operations	F – 5
Statements of Members' Equity (Deficit)	F – 6
Statements of Cash Flows	F – 7
Notes to Financial Statements	F – 8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members of SharpSpring, LLC

(A Delaware Limited Liability Company):

We have audited the accompanying balance sheet of SharpSpring, LLC (the "Company") as of December 31, 2013, and the related statements of operations, members' equity (deficit), and cash flows for year then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SharpSpring, LLC as of December 31, 2013 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McConnell & Jones LLP

Houston, TX

October 14, 2014

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors and
Members of SharpSpring, LLC

(A Delaware Limited Liability Company)

Gainesville, FL

We have reviewed the accompanying balance sheet of SharpSpring, LLC (the "Company") as of June 30, 2014, and the related statements of operations, members' equity (deficit), and cash flows for the six months ended June 30, 2014 and 2013. A review includes primarily applying analytical procedures to management's financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ McConnell & Jones LLP

Houston, Texas

October 14, 2014

SHARPSPRING, LLC

BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$55,040	$250,035
Unbilled receivables	29,369	296
Prepaid expenses and other	33,749	48,339
Total current assets	118,158	298,670

Other assets
Furniture and equipment, net	11,097	10,377
Internally developed software, net	104,512	127,737
Deferred loan costs, net	7,457	8,576
Total other assets	123,066	146,690

Total Assets	$241,224	$445,360

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$31,891	$78,678
Accrued interest	20,563	14,375
Deferred revenue	196,609	42,900
Total current liabilities	249,063	135,953

Long-term debt	300,000	300,000

Members' equity (deficit)
Class A units, 597,200 outstanding at June 30, 2014 and December 31, 2013, respectively	122,200	122,200
Class B units, 256,921 and 251,294 outstanding at June 30, 2014 and December 31, 2013, respectively	236,137	230,713
Class C units, 113,870 and 80,023 outstanding at June 30, 2014 and December 31, 2013, respectively (aggregate liquidation preference of $370,075 and $260,075 at June 30, 2014 and December 31, 2013, respectively)	370,075	260,075
Profits interest, 150,000 units outstanding at June 30, 2014 and December 31, 2013, respectively	48,600	48,600
Accumulated deficit	(1,084,851)	(652,181)
Total members' equity (deficit)	(307,839)	9,407

Total Liabilities and Members' Equity (Deficit)	$241,224	$445,360

See accompanying notes to financial statements, Report of Independent Registered Public Accounting Firm and Independent Accountants' Review Report

SHARPSPRING, LLC

STATEMENTS OF OPERATIONS

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2014	2013	2013
	(Unaudited)	(Unaudited)

Revenues
Subscriptions	$204,337	$5,000	$10,071
Cost of revenues	77,718	11,801	65,158
Gross profit (loss)	126,619	(6,801)	(55,087)

Operating expenses
Sales and marketing	164,341	31,346	68,003
Research and development	143,415	81,072	120,180
General and administrative	245,345	73,071	204,457
Total expenses	553,101	185,489	392,640
Operating loss	(426,482)	(192,290)	(447,727)

Other income (expense)
Interest expense	(6,188)	(6,188)	(12,375)

Net loss	$(432,670)	$(198,478)	$(460,102)

See accompanying notes to financial statements, Report of Independent Registered Public Accounting Firm and Independent Accountants' Review Report

SHARPSPRING, LLC

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Members' Units									Total Members'
	Class A		Class B		Class C		Profits Interest		Accumulated	Equity
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Deficit	(Deficit)

Balance, January 1, 2013	597,200	$122,200	241,928	$220,717	-	$-	-	$-	$(192,079)	$150,838

Proceeds from sale of additional membership units	-	-	-	-	80,023	260,075	-	-	-	260,075

Equity compensation	-	-	9,996	9,996	-	-	150,000	48,600	-	58,596

Net loss	-	-	-	-	-	-	-	-	(460,102)	(460,102)
Balance, December 31, 2013	597,200	122,200	251,924	230,713	80,023	260,075	150,000	48,600	(652,181)	9,407

Proceeds from sale of additional membership units	-	-	-	-	33,847	110,000	-	-	-	110,000

Equity compensation	-	-	4,997	5,424	-	-	-	-	-	5,424

Net loss	-	-	-	-	-	-	-	-	(432,670)	(432,670)
Balance, June 30, 2014 (unaudited)	597,200	$122,200	256,921	$236,137	113,870	$370,075	150,000	$48,600	$(1,084,851)	$(307,839)

See accompanying notes to financial statements, Report of Independent Registered Public Accounting Firm and Independent Accountants' Review Report

SHARPSPRING, LLC

STATEMENTS OF CASH FLOWS

	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2014	2013	2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(432,670)	$(198,478)	$(460,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,638	2,130	16,091
Equity compensation	5,424	53,598	58,596
Changes in operating assets and liabilities:
Unbilled receivables	(29,073)	-	(296)
Prepaid expenses and other	14,590	(16,837)	(35,339)
Accounts payable and accrued expenses	(46,787)	16,979	73,182
Accrued interest	6,188	6,188	12,375
Deferred revenue	153,709	(5,000)	36,233
Total adjustments	129,689	57,058	160,842
Net cash used in operating activities	(302,981)	(141,420)	(299,260)

Cash flows from investing activities
Purchases of equipment	(2,014)	(12,133)	(12,618)
Internally developed software	-	(65,264)	(139,350)
Net cash used in investing activities	(2,014)	(77,397)	(151,968)

Cash flows from financing activities
Sale of membership units	110,000	-	260,075
Net cash provided by financing activities	110,000	-	260,075

Net decrease in cash and cash equivalents	(194,995)	(218,817)	(191,153)

Cash and cash equivalents, beginning of period	250,035	441,188	441,188

Cash and cash equivalents, end of period	$55,040	$222,371	$250,035

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$-	$-	$-

See accompanying notes to financial statements, Report of Independent Registered Public Accounting Firm and Independent Accountants' Review Report

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 Organization and Operations

SharpSpring, LLC (the "Company") is a limited liability company organized under the laws of the State of Delaware in 2012. The Company is a cloud-based marketing automation provider offering a comprehensive sales and marketing management solution, allowing businesses to track and optimize every aspect of the sales cycle from lead to close. The Company internally developed their cloud-based marketing automation system.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The Company's significant accounting policies are summarized below to assist the reader in reviewing the financial statements contained in this report. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") and have been consistently applied in the preparation of the financial statements.

In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of only normal recurring accruals, necessary for a fair statement of financial position, results of operations, and cash flows. The information included herein as of the six months ended June 30, 2014 and 2013 is unaudited. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents are short-term, liquid investments with remaining maturities of three months or less when acquired. Cash and cash equivalents are deposited or managed by major financial institutions and at times are in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits. As of December 31, 2013, the amount of cash and cash equivalents in excess of FDIC limits was $4,722.

Accounts and unbilled receivables

Receivables are stated at the amount management expects to collect from balances outstanding at year-end. Based upon management's assessment of the credit history and current relationships with the customers having outstanding balances, no allowance for doubtful accounts is necessary at June 30, 2014 or December 31, 2013.

Furniture and equipment

Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is credited or charged to operations. Repairs and maintenance costs are expensed as incurred.

Furniture and equipment consist principally of office furniture and computers. Accumulated depreciation was $3,536, $1,011, and $2,241, at June 30, 2014 and 2013, and December 31, 2013, respectively. Depreciation is computed using straight-line methods over 5-7 years. Depreciation expense was $1,295, $1,011, and $2,241 for the six months ended June 30, 2014 and 2013, and the year ended December 31, 2013, respectively.

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

Software Development Costs

Costs incurred to develop our cloud-based platform and applications consist of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software and (b) payroll and payroll-related costs for employees who are directly associated with, and who devote time to, a given project. These costs generally consist of internal labor during configuration, coding and testing activities. Research and development costs incurred during the preliminary project stage or costs incurred for data conversion activities, training, maintenance and general and administrative or overhead costs are expensed as incurred. Capitalization begins when the preliminary project stage is complete, management with the relevant authority authorizes and commits to the funding of the software project, it is probable the project will be completed, and the software will be used to perform the functions intended and certain functional and quality standards have been met. Capitalized software development costs are generally amortized on a straight-line basis over the technology's estimated useful life of approximately three years. Amortization expense during the six months ended June 30, 2014 and 2013, and the year ended December 31, 2013, was $23,225, $0 and $11,613, respectively.

Costs incurred during the operating stage of our software applications relating to upgrades and enhancements that are essentially maintenance or do not have a useful life longer than one year are not capitalized. Costs that cannot be separated between maintenance of, and minor upgrades and enhancements to, internal-use software are expensed as incurred.

Revenue Recognition

The Company historically derives its revenue primarily from subscription fee revenue related to the use of its hosted software product.

We provide the customer with up front training and consulting, as well as continued support throughout the use of the product. Subscription revenue consists of recurring monthly subscription fees and up front prepayments from customers accessing our cloud-based software platform. The up front prepayments received were generally credited back to the customer over the first year of service and therefore were deferred and recorded as revenue over the same period.

Revenue for monthly subscription fees is recognized starting when the services are first made available to the customers and thereafter on a monthly basis.

The Company recognizes revenue from theses sources when it is probable that the economic benefits associated with the transactions will flow to the Company and the amount of revenue can be measured reliably. This is normally demonstrated when: (i) persuasive evidence of an arrangement exists; (ii) the fee is fixed or determinable; (iii) performance of service has been delivered; and (iv) collection is reasonably assured.

The Company makes estimates for refunds and credit card chargebacks based on historical experience. For the periods ended June 30, 2014 and 2013, and the year ended December 31, 2013, the Company did not record any refunds or credit card chargebacks.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. At June 30, 2014, the Company had no cash balances at financial institutions exceeding the federally insured limits.

For the periods ended June 30, 2014 and 2013, and the year ended December 31, 2013, there were no customers that accounted for more than 10% of total revenue.

Cost of Services

Cost of services consists primarily of the direct labor costs and contractors related to onboarding customers, supporting customers and hosting the Company's product.

Credit Card Processing Fees

Credit card processing fees are included as a component of general and administrative expenses and are expensed as incurred.

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

Advertising costs

The Company expenses advertising costs as incurred. Advertising expense for the six months ended June 30, 2014 and 2013, and the year ended December 31, 2013, was $3,414, $16,527, and $18,076, respectively.

Research and Development costs

Research and development cost are charged to expenses when incurred and include contracted services, salaries and related cost of personnel engaged in research and development activities.

Government Grant

The Company was awarded an employment grant which provides a monthly reimbursement of up to 50% of the initial annual salary of qualified new employees. The reimbursements earned by the Company were $87,425, $80,283, and $41,934 for the year ended December 31, 2013 and the six months ended June 30, 2014 and 2013, respectively. The reimbursements are presented as an offset to operating expenses in the statements of operations.

Income taxes

The Company has elected to be taxed as a partnership under the provisions of the Internal Revenue Code through June 30, 2014. Under those provisions, the Company does not generally pay federal or state corporate income taxes on its taxable income. Instead, the members are liable for individual income taxes on their respective share of the Company's taxable income. Accordingly, no tax provision is recognized in the accompanying financial statements. There are no significant differences between the tax and financial basis of assets and liabilities.

The Company files income tax returns in the U.S. federal jurisdiction. The Company's income tax returns since inception are subject to examination by tax authorities, and may changes upon examination.

The Company has reviewed and evaluated the relevant technical merits of each of its tax positions in accordance with GAAP for accounting for uncertainty in income taxes, and determined that there are no uncertain tax positions that would have a material impact on the financial statements of the Company.

Effects of recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09 (Revenue from Contracts with Customers (Topic 606)), which requires an entity to recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance addresses in particular contracts with more than one performance obligation as well as the accounting for some costs to obtain or fulfill a contract with a customer and provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. With respect to nonpublic entities, this update is effective for fiscal years beginning after December 15, 2017 and early adoption is not permitted. We have not made an assessment of this guidance or if it will have a material impact on our financial statements.

Note 3: Members' Equity (Deficit)

Members are entitled to vote on any matter submitted to a vote of the members, regardless of class. Any membership interest held by a member subject to bankruptcy has no voting rights and the member holding that membership interest shall be deemed not to own that membership interest for purpose of exercising voting rights or any other rights but shall have a right to receive distributions. If a member is eligible to vote on any given matter, that member is entitled to one vote for each membership interest outstanding and issued to him on the books of the Company as of the date of the vote. The number of Managers constituting the Board of Managers consist of three Class A managers and two Class B managers. Class B managers are elected by the majority of owners of the Class B unit holders.

Profits and losses allocated pro rata among members in proportion to their share of units held. Class C Unit holders, however, hold a liquidation preference of $3.25 per unit and profits shall be allocated to Class C unit holders until each holders capital account is equal to the liquidation preference.

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

The Company operating agreement provides for the issuance of Class B profits interest units. The holders of such profits interests will only participate in distributions in connection with any Capital Transaction after such time as the distributions to the other members have received an amount equal to the fair market value of the Company property on the date of issuance. The holders of such profits interest shall not be entitled to participate in any distributions whatsoever unless such distributions are attributable to income earned by the Company after issuance of such profits interest and appreciation above the hurdle amount associated with such profits interest.

For incentive purposes, the Company agreed to compensate an employee in addition to their base salary with Class B units beginning November 1, 2012. On a monthly basis, the employee shall earn a total of 20,000 Class B Units over a two year period. For each period ended June 30, 2013 and 2014, the employee earned 4,997 units and the Company recorded compensation expense of $4,997. For the year ended December 31, 2013, the employee earned 9,996 units and the Company recorded compensation expense of $9,996.

Note 4: Related Party Transactions

There were no related party transactions for the periods ended June 30, 2014 and 2013, or the year ended December 31, 2013.

Note 5: Long-Term Debt

Long-term debt consists of a note payable to a not for profit organization bearing interest at 4.125%. Principal and accrued interest are due in full in November 2017. The outstanding balance was $300,000 at June 30, 2014 and December 31, 2013, respectively. This loan was paid off in August 2014.

Note 6: Unit Based Compensation – Options

The Company issued options under individual unit option agreements for Class B units. The maximum term of the unit options is ten (10) years which vest in accordance with the terms set forth in the individual agreements, generally two to three years. Based on recent equity transactions, the Company has determined the per unit exercise price exceeds the fair market value. As of June 30, 2014, options for 22,826 units were outstanding. There are no options outstanding at December 31, 2013.

The Company uses the Black-Scholes valuation model to estimate the fair value of unit options at grant date. This valuation model uses the option exercise price as well as estimates and assumptions related to the expected price volatility of the Company's membership interests, the rate of return on risk-free investments, the expected period during which the options will be outstanding, and the expected yield for the Company's membership interests to estimate the fair value of a unit option at the date of grant. The valuation assumptions were determined as follows:

•

Expected stock price volatility: There is no active market for the Company's membership interests providing a basis to estimate the expected volatility of the Company's membership interest prices for the purpose of valuing unit options granted. Alternatively, the Company uses the historical volatility of certain publicly traded companies that represents the primary industry sector within which the Company operates.

•

Risk-free interest rate: The Company bases the risk-free interest rate on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period that is commensurate with the assumed expected unit option term.

•

Expected term of options: The expected term is based on an estimate of the amount of time before the Company experiences a change of control as defined in the Plan. Given there is no significant incentive for employees to exercise unit options prior to the change of control, the Company assumes the expected change of control will be the best estimate of the options life.

•	Expected annual dividends: The estimate for annual dividends is $0 because the Company has not historically paid and does not intend to pay dividends in the foreseeable future.

Membership interest-based compensation expense is recorded on a straight-line basis over the requisite service period, which is generally the vesting period. The period expense is determined based on the valuation of the unit options reduced by an estimated forfeiture rate of 50%. The Company's estimate of pre-vesting forfeitures is primarily based on expected turnover at the Company and may be adjusted to reflect actual forfeitures.

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

The Company granted 22,826 unit options to employees during the six months ended June 30, 2014. No unit options were granted during 2013. The fair value of each stock option granted is based on the assumptions noted in the following table:

	Period and Year Ended
	June 30, 2014	December 31, 2013
	(unaudited)
Risk-free interest rate	0.44%	N/A
Expected dividend yield	0.00%	N/A
Expected option life (years)	2	N/A
Expected stock price volatility	62.05-62.48%	N/A

The following is a summary of the status of the Company's unit options as of June 30, 2014:

	Shares	Weighted Average Exercise Price	Weighted Average Contractual Life Remaining
Outstanding at January 1, 2014	-	$-
Granted	22,826	3.49
Canceled	-	-
Exercised	-	-
Outstanding at June 30, 2014	22,826	3.49	9.90
Exercisable at June 30, 2014	-	-	-

As of June 30, 2014, there was $11,423 of total unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over a weighted average period of 2 years. Compensation cost charged to operations for all stock based compensation was $433 in the period ended June 30, 2014. There was no income tax benefit realized from share-based payment arrangements with employees in 2014.

Following is the status of unvested options as of June 30, 2014 and changes during the period then ended:

	Shares	Weighted Average Grant Date Fair Value
Unvested shares, January 1, 2014	-	$-
Granted during the period	22,826	1.04
Vested during the period	-	-
Forfeited during the period	-	-
Unvested shares, June 30, 2014	22,826	1.04

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 7: Profits Interests

The Company issued 150,000 Class B profits interest units to an employee during 2013. The Company did not issue any profit interest during the period ended June 30, 2014. There are no requisite service periods or any other substantive conditions including those related to vesting related to the issuance of these profits interests.

The Class B profits interest units may have a vesting commencement date (if applicable) and a hurdle amount. A Class B profits interest unit is a membership interest that is limited to income earned after issuance of such interest and the increase in the value of the Company above the value of the Company at the time of the issuance of such interest, and with the intention that such interest qualify as "profits interest" by the IRS. The hurdle amount shall be equal to the fair market value of a profits interest on a per profits interest basis, or such greater amount as determined by the Board at the time of issuance. The vesting schedule, if any, for any profits interest shall be as set forth in a separate agreement between the Company and the holder of a profits interest. A profits interest shall not participate in any distributions to the extent that the amount being distributed is attributable to the gross asset value, as of the time such profits interest was granted, of any assets held by the Company at the time such profits interest was granted, and such distributions would be in excess of the economic capital account associated with such profits interest. The holder of a profits interest, whether or not vested, shall be treated as a partner of the Company for U.S. federal income tax purposes. Only vested (and not previously forfeited) membership interests shall participate in any distributions (other than distributions made by the Company in respect to tax obligations).

There is a hurdle amount for the Class B profits interest units associated with such unit on the date of grant. The Company uses the Black-Scholes valuation model to estimate the fair value of Class B profits interest units at grant date. This valuation model uses the hurdle amount as well as estimates and assumptions related to the expected price volatility of the membership interests, the rate of return on risk-free investments, the expected period during which the Class B profits interest units will be outstanding, and the fair value of the membership interests at the date of grant. The valuation assumptions were determined as follows:

•

Expected stock price volatility: There is no active market for the Company's membership interests providing a basis to estimate the expected volatility of the Company's membership interests prices for the purpose of valuing profits interests granted. Alternatively, the Company uses the historical volatility of certain publicly traded companies that represent the Company.

•

Risk-free interest rate: The Company bases the risk-free interest rate on the interest rate payable on U.S. Treasury securities in effect at the time of grant for a period that is commensurate with the assumed expected term.

•

Expected term of profits interests: The expected term is based on an estimate of the amount of time before the Company experiences a change of control as defined in the Plan. Given there is no significant incentive for employees to exercise unit options prior to the change of control, the Company assumes the expected change of control will be the best estimate of the options life.

•	Expected annual dividends: The estimate for annual dividends is $0 because the Company has not historically paid and does not intend to pay dividends in the foreseeable future.

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

The holders of Class B profits interest units provide services. The vesting occurs as services are performed. The period expense is determined based on the valuation of the membership interests reduced by any estimated forfeiture rate. There was no estimated forfeiture rate for the year ended December 31, 2013 on the profits interest. The following is a summary of the status of the Company's Class B profits interest units and any changes for the year ended December 31, 2013:

	Number of Class B Profits Interest Units	Weighted Average Hurdle Amount
Outstanding, January 1, 2013	-	$-
Granted	150,000	0.96
Exercised	-	-
Forfeited	-	-
Outstanding, December 31, 2013	150,000	0.96

As of December 31, 2013, there was $48,600 of total recognized compensation cost related to granted Class B profits interest units and no amounts expected to be recognized over a weighted average service period.

	Period and Year Ended
	June 30, 2014	December 31, 2013
	(unaudited)
Risk-free interest rate	N/A	0.37%
Expected dividend yield	N/A	0.00%
Expected option life (years)	N/A	3
Expected stock price volatility	N/A	45.47%

Following is the status of unvested Class B profits interest units as of December 31, 2013 and changes during the year then ended:

	Number of Class B Profits Interest Units	Weighted Average Hurdle Amount
Unvested shares, January 1, 2013	-	$-
Granted	150,000	0.96
Vested	(150,000)	0.96
Forfeited	-	-
Unvested shares, December 31, 2013	-	$-

Note 8: Commitments

Minimum future payments for leased office space due under non-cancelable operating leases for the next five years are as follows:

Year Ending December 31,	Amount

2014	$48,446
2015	93,281
2016	44,331
2017	-
2018	-
Total	$186,058

SHARPSPRING, LLC

NOTES TO FINANCIAL STATEMENTS

Note 9: Subsequent Event

The Company has evaluated subsequent events through October 14, 2014, the date which the financial statements were available to be issued.

On August 12, 2014, the Company entered into an Asset Purchase Agreement with SMTP, Inc. ("SMTP") der which SMTP will purchase and assume from the Company, substantially all the assets, and certain specified liabilities, of the Company, and assign the acquired assets and assumed liabilities to SMTP's recently formed wholly owned subsidiary SMTP SharpSpring Sub, Inc. ("SMTP Sub"), which, pursuant to the Asset Purchase Agreement and certain ancillary agreements, will engage in the business of creating, marketing and/or selling software that provides for marketing automation, call tracking, website traffic analytics and/or customer relationship management.

Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions, at the closing which occurred on August 15, 2014, the Company will sell to SMTP the purchased assets, and SMTP will assume the Company's assumed liabilities, all as more fully described in the Asset Purchase Agreement. The purchase price is payable as follows: $5,000,000 in cash payable by SMTP to the Company at closing, subject to certain adjustments; plus $6,000,000 in cash payable pursuant to the earn-out provision described in the Asset Purchase Agreement; plus (c) up to $4,000,000 in SMTP common stock payable pursuant to the earn-out provision described in the Asset Purchase Agreement. The Earn-Out Cash Component and Earn- Out Stock Component are secured pursuant to a security agreement executed by SMTP Sub, granting a security interest to the Company in the purchased assets; and a pledge agreement executed by SMTP, granting a security interest to the Company in 100% of the capital stock of SMTP Sub. Additionally, as a condition to the closing of the Asset Purchase Agreement, SMTP Sub will be managed pursuant to certain employee agreements that SMTP Sub agreed to enter into with the former key employees of the Company.

The Company changed its name to RCTW, LLC on August 15, 2014.